TRAVELERS VARIABLE SURVIVORSHIP LIFE II
                        ILLUSTRATION SAMPLE CALCULATION
                                   EXHIBIT M

ILLUSTRATED CONTRACT OWNERS

        Male age 56 and Female age 54 both preferred nonsmoker
        $3,500,000 Face Amount with Death Benefit Option 1
        $20,000 planned annual premium paid annually on the policy anniversary

        12% Hypothetical Gross Annual Investment Option Return
        Current Cost-of-Insurance Rates

POLICY VALUE

        ENDING        = [ Beginning Policy Value + Net Premium - Monthly Deduction - COI Deduction ]    X
        POLICY          Net Investment Factor
        VALUE

                      = [ $87,917.09 + $18,800.00 - $105.00 - $105.27 ]         X           1.008088611

                      =       $107,368.32

        Derivation of Investment Option Return:               11.05%

                                          Gross Investment Option Rate of Return:                 12.00%
                              LESS        Assumed Asset Charges:*                                  0.95%
                                                                                          ---------------
                                                                                                  11.05%


               * Asset charges vary by Investment Option. Actual asset charges deducted from Gross Annual Rate of Return will vary with the contract holder's allocation of premium and policy value between the available Investment Options. Asset charges represent investment advisory fees and other expenses paid by the portfolios.

        PERIODIC DEDUCTION FOR COST-OF-INSURANCE (COI) AND OTHER CONTRACT CHARGES (EXAMPLE ASSUMES CALCULATIONS ON THE 1ST MONTH OF THE 5TH POLICY YEAR)

        NET PREMIUM             =         Gross Premium              LESS         Premium Expense Charge
                                =                     $20,000        LESS         $20,000 x 6.00%
                                =                     $18,800

                     I) Premium Expense Charge equals 6.00% of Gross premiums
                        received.

        MONTHLY
        DEDUCTION               =         Policy Fee + Administrative Expense
                                          Charge
                                =                       $0.00          +          $105.00
                                =                     $105.00

                    II) Policy Fee for this example is $0.00
                   III) Administrative Expense Charge is $0.03 monthly per
                        $1,000 of Face

                         Administrative Expense Charge                 =          $0.03 X $3,500,000 / $1,000
                                                                       =          $105.00

        COI
        DEDUCTION               =         Net Amount at Risk        X             COI Rate
                                =               $3,381,967.21          X              0.00003112586
                                =                     $105.27

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



                    TRAVELERS VARIABLE SURVIVORSHIP LIFE II
                        ILLUSTRATION SAMPLE CALCULATION
                                   EXHIBIT M

                    IV) The Currect monthly Cost-of-Insurance rate is 0.00003112586
                        Subtotal 1                 =          Beginning Policy Value                    PLUS
                                                              Net Premium                               LESS
                                                              Monthly Deduction

                                                   =                   $87,917.09 PLUS
                                                                       $18,800.00 LESS
                                                                       $105.00

                                                   =                   $106,612.09

                        Subtotal 2                 =          Corridor Percentage            X          Subtotal 1
                                                   =                   1.38                  X          $106,612.09
                                                   =                   $147,124.69

                        Minimum
                        Death                      =          The greater of Subtotal 2 and the Face Amount
                        Benefit
                                                   =          The greater of $147,124.68 and $3,500,000

                                                   =                $3,500,000.00

                        Net Amount                 =          Minimum Death Benefit / 1.0032737         LESS
                        at Risk                               Subtotal 1

                                                   =                $3,488,579.30 LESS

                                                                      $106,612.09

                                                   =                $3,381,967.21

        NET INVESTMENT FACTOR

                        The Net Investment Factor is calculated each day the New York Stock Exchange is open for trading (a Valuation
                        Date). The period between successive Valuation Dates is called a Valuation Period.

                        We determine the Net Investment Factor for any Valuation Period using the following equation: ( A / B ) - C where:

                        A is: 1. The net asset value per share of Fund held in the Investment Option as of the Valuation Date; PLUS

                                        2. The per share amount of any dividend
                                        or capital gain distribution on shares
                                        of the fund held by the Investment
                                        Option if the ex-dividend date of the
                                        Valuation period just ended; PLUS or
                                        MINUS

                                        3. A per-share charge or credit, as we
                                        may determine on the Valuation Date for
                                        tax reserves; and

                        B is: 1. The net asset value per share of the fund held in the Investment Option as of the last prior Valuation Date; PLUS or MINUS

                                        2. The per-share unit charge or credit
                                        for tax reserves as of the end of the
                                        last prior Valuation Date; and

                        C is the applicable Investment Optiuon deduction for the Valuation Period.

                        For illustration purposes, a hypothetical monthly net investment factor is calculated as follows:

                     V) The currect year Mortality and Expense (M&E) charge
                        is 0.90%

                        Net
                        Investment                 =          [ 1 + Investment Option Return - Current Year M&E Charge ] 1/12
                        Factor
                                                   =          [ 1 + 11.05% - 0.90% ] 1/12

                                                   =          1.008088611

                                                                           VSLII

                    TRAVELERS VARIABLE SURVIVORSHIP LIFE II
                        ILLUSTRATION SAMPLE CALCULATION
                                   EXHIBIT M

        The following is a detailed representation of the interim policy value calculations during Policy Year 5:

                                 BEGINNING                                                                  NET            ENDING
     POLICY       POLICY            POLICY            NET            MONTHLY             COI         INVESTMENT            POLICY
      YEAR         MONTH             VALUE        PREMIUM          DEDUCTION       DEDUCTION             FACTOR             VALUE
      ----         -----             -----        -------          ---------       ---------             ------             -----
        5            1           87,917.09        $18,800             105.00          105.27        1.008088611        107,368.32
        5            2          107,368.32             $0             105.00          105.25        1.008088611        108,024.83
        5            3          108,024.83             $0             105.00          105.23        1.008088611        108,686.68
        5            4          108,686.68             $0             105.00          105.21        1.008088611        109,353.90
        5            5          109,353.90             $0             105.00          105.18        1.008088611        110,026.53
        5            6          110,026.53             $0             105.00          105.16        1.008088611        110,704.63
        5            7          110,704.63             $0             105.00          105.14        1.008088611        111,388.23
        5            8          111,388.23             $0             105.00          105.12        1.008088611        112,077.39
        5            9          112,077.39             $0             105.00          105.10        1.008088611        112,772.14
        5           10          112,772.14             $0             105.00          105.08        1.008088611        113,472.53
        5           11          113,472.53             $0             105.00          105.06        1.008088611        114,178.61
        5           12          114,178.61             $0             105.00          105.03        1.008088611        114,890.43


SURRENDER VALUE

        Surrender Charges are calculated through a dynamic calculation that is unique for each individual case. The surrender charge depends on the Face Amount of the Policy and contract owners' ages at issue, sex, and statuses as a smoker or nonsmoker.

        Surrender                         Surrender                               Initial
        Charge                  =         Charge per                              Face
                                          $1,000 of                    x          Amount
                                          Face Amount                             per $1,000

                                =               $18.36                 x          $3,500

                                =               $64,260.00

        Surrender                         Ending Policy                           Surrender
        Value                   =         Value                        -          Charge

                                =               $114,890.43            -          $64,260.00

                                =               $50,630.43

DEATH BENEFITS

        For death benefit option 1, the death benefit equals the greater of:

                      a) Face amount on the date of death, or

                      b) The percentage of the policy value shown in compliance
                         with Federal Law Provisions

                         For our example, the percentage of the policy value in compliance with Federal Law Provisions is 138%.

        Death
        Benefit at              =         The greater of  (138% x End of Year Policy Value) or $3,500,000 the End of
        Year 5

                                =         The greater of $158,548.79 and $3,500,000

                                =         $3,500,000

                                                                           VSLII

                    TRAVELERS VARIABLE SURVIVORSHIP LIFE II
                        ILLUSTRATION SAMPLE CALCULATION
                                   EXHIBIT M


HOW CALCULATIONS VARY FOR OTHER CONTRACT YEARS

        Monthly Cost-of-Insurance rates vary by policy year.
        M&E charge declines to 0.35% in policy year 16 and after.
        Surrender Charge per $1,000 varies by policy year. The surrender charge per $1,000 in year 16 is $0. The rates are outlined as follows:

                            Surrender                               Surrender
             Policy          Charge                Policy             Charge
              Year         Per $1,000               Year           Per $1,000

                1            $25.04                   9              $11.69
                2            $23.37                  10              $10.02
                3            $21.70                  11               $8.35
                4            $20.03                  12               $6.68
                5            $18.36                  13               $5.01
                6            $16.69                  14               $3.34
                7            $15.03                  15               $1.67
                8            $13.36                  16               $0.00

        Death Benefits may exceed the Face Amount according to the compliance with Federal Law Provisions.




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